EXHIBIT 10(a)

                        PROCESSING SERVICES AGREEMENT
                        TECHNOLOGY PROCESSING SERVICES


   This professional Services Agreement, effective as of December 1, 2003 ("Effective Date"), is by and among CGI Information Systems & Management Consultants, Inc. ("CGI"), with a principal place of business at 300 Burnett Street, Fort Worth, TX 76102, and Phoenix Indemnity Insurance Company ("Phoenix"), with a principal place of business at 14651 N Dallas Pkwy Ste 400, Dallas, TX 75254, collectively referred to as the "Parties" and individually referred to as a "Party." Phoenix is referred to as the "Client." This Processing Services Agreement, together with the Schedules and Statements of Work referenced herein and attached hereto, are collectively referred to as the "Agreement".


                                  ARTICLE 1.

                             SERVICES; TERM; FEES

   1.1 Services. CGI agrees to provide the services set forth on Schedule 1 ("Initial Services") to the Client according to the terms and conditions set forth in this Agreement. In addition to the Initial Services, CGI will provide to the Client such other services as the Client may reasonably request in writing from time to time during the Term and with respect to which the Parties agree regarding the scope, nature and pricing of such services and the time period during which such services will be provided ("Additional Services"). The Initial Services and the Additional Services are sometimes referred to collectively as the "Services".

   1.2     Additional Services. Additional  Services may  be performed  under
     this  Agreement  by  either  executing  an  additional  Schedule  or   a
     Statement of Work.

     a) Schedules. Once Client and CGI agree to CGI providing additional, on-going business services, those services, associated service levels, pricing, and any special conditions will be documented in the form of a "Schedule." Each Schedule will reference this Agreement and will be numbered sequentially.

     b) Statements of Work. During the initial implementation of the Initial Services and from time to time thereafter,. the Client may elect to have CGI perform work that is.not within the scope of the services defined in any Schedule. Such work will be agreed upon in writing ("Statement of Work", "SOW") and will be attached to and incorporated into this Agreement as a separate SOW specifying the start date and duration of the work, the work to be performed, and any deliverables to be furnished by CGI. Each SOW shall reference this Agreement and will be numbered sequentially.

   1.3 Service Levels. CGI agrees to make a commercially reasonable effort to achieve the service levels documented in Schedule 1 for the Initial Services and any service levels documented in further Schedules defining Additional Services.

   1.4 Term. The term during which CGI will provide the Initial Services to Client will commence on the Effective Date and will expire June 30, 2004 (the "Term"). If services defined in any Schedule or SOW that extends beyond the Expiration Date, this Agreement will extend, for only those services, until such time as the extended services or service request is completed.

 1.5  Service Fees and Payments.

   a) Service Fees. During the Term, Client will pay to CGI for the performance of the Initial Services the fees set forth in Schedule 1 and the fees for Additional Services established in either a Schedule or SOW ("Service Fees").

   b) Payment. CGI will invoice Client within 15 days after the end of the month for services rendered during the prior month. Client will remit all payments due to CGI for services rendered within 15 days of receipt of such invoice.

  c) Interest on Past Due Payments. Any undisputed sum due CGI pursuant to this Agreement that is not paid within 15 days of when payment is due shall bear interest from that date until the date such sum is paid at the lesser of 1.5 percent per month or the maximum rate of interest allowed by applicable law. Client will also pay CGI for any reasonable expenses, including attorney's fees, incurred by CGI in the collection of any amounts due and payable under this Agreement.

  d) Payment Disputes. Any disagreement between the parties with respect to payments shall be notified to the other party and the parties shall initially meet to resolve any such dispute. If the parties are unable to resolve the dispute within five (5) business days of the initial meeting, either party may submit such claim to arbitration pursuant to the disputes clause specified in Section 19. IN the event that there is an amount in dispute, Client is still obligated to pay all undisputed amounts on all invoices.

  e) Electronic Funds Transfer. CGI will provide Client bank routing information. All payments are to be via Electronic Funds Transfer (EFT), unless otherwise agreed to in writing by the parties, to the account specified in writing by CGI.

 1.6 Unanticipated and Increased Service Level Changes. Each Party agrees to negotiate in good faith for an adjustment to the Services Fees in the event of any statutory, regulatory or judicial changes that require either additional activities not then provided for pursuant to this Agreement or reduce or lessen the activities then provided.

 1.7 Taxes. Client shall be responsible for any tariffs and taxes, however designated or levied, now existing or imposed in the future that are applicable to the Services. Such tariffs and taxes include state and local privilege and excise taxes, sales taxes, and any other tariff or tax based on Services performed.

 1.8 Travel. If approved by Client in writing, CGI personnel will undertake reasonable travel necessary for the performance of the Services. CGI personnel will make travel arrangements and incur reasonable travel expenses necessary for performance of the Services pursuant to the terms of CGI's then current Travel and Expense Policy. Expenses will be billed to the Client at cost. Travel fees will be invoiced monthly as appropriate.


                                  ARTICLE 2

   REPRESENTATION AND WARRANTIES OF CLIENT

 Client represents and warrants that the statements contained in this Article are correct and complete as of the Effective Date.

 2.1 Corporate Status; Qualification. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. There is no pending or, to the Client's knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Client. Client is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect.

 2.2 Corporate Power and Authority. Client has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Client has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

 2.3 Enforceability. This Agreement has been duly executed and delivered by Client and constitutes a legal, valid and binding obligation of Client enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                  ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF CGI

 CGI represents and warrants that the statements contained in this Article are correct and complete as of the Effective Date.

 3.1 Corporate Status; Qualification. CGI is a corporation duty organized, validly existing and in good standing under the laws of the State of
   Delaware. There is no pending or, to CGI's knowledge, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of CGI. CGI is duly qualified and in good standing as a foreign, entity under the laws of each jurisdiction where qualification is required, except where the tack of such qualification would not have a material adverse effect.

 3.2 Corporate Power and Authority. CGI has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. CGI has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation contemplated hereby of the transactions

 3.3 Enforceability. This Agreement has been duly executed and delivered by CGI and constitutes a legal, valid and binding obligation of OGI enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                  ARTICLE 4

                           PERFORMANCE OF SERVICES

 4.1  Designated Representative.  Each Party  will appoint  an individual  (a
   "Designated Representative") who will (a) oversee and manage the performance of its obligations under this Agreement, (5) serve as such Party's primary managerial point of contact with the other Party and (c) be authorized to act for it and on its behalf with respect to all matters relating to this Agreement.

 4.2 Access to Records and Facilities. CGI will provide Client reasonable access to its facilities and all books, records and accounts, in a format readable by the Client and necessary to verify compliance with this Agreement. Such access will be made available upon prior written notice during normal business hours for the Term of this Agreement and during the periods in which CGI is required to maintain such records. CGI will provide the appropriate state insurance department reasonable access to its facilities and all necessary books, records and accounts hi a form usable by such department. Client remains responsible for ensuring that all persons given access comply with the confidentiality provisions of
   Article V.

 4.3  Ownership of Property.

   a) Client's Property. Client will own all right, title, and interest in and to the content of the data, output, files, and computer images created or developed in connection with, as a result of or incident to the performance of the Services.

   b) CGI's Property. Subject to the immediately foregoing paragraph, GGI will own all right, title and interest in and to any and all tools, techniques, processes, procedures, inventions, software, patents, know how, trade secrets and other copyrights that it already has or that are first discovered, created or developed by CGI in connection with, as a result of or incident to the performance of the Services.

 4.4 Client Responsibilities. Client acknowledges that CGI's performance of the Services requires the support and cooperation of Client. As such, Client agrees to cooperate with CGI, and will perform the duties in a timely manner. Client will provide any information, data and/or documentation (collectively, "Data") that CGI reasonably requests from Client that is necessary for CGI to properly perform its obligations hereunder. Such Data shall be provided by Client in the form and by the dates mutually agreed upon, and shall be kept confidential by CGI in accordance with this Agreement. To reduce the possibility of delays, errors or inaccuracies, CGI agrees to promptly assess such Data received from Client with respect to the accuracy and usability thereof and to notify Client within a commercially reasonable timeframe not to exceed 10 business days or other mutually agreed upon timeframe of any resultant impact on CGI performance of the Services. Thereafter, CGI shall not be liable for any Client caused delays, errors or inaccuracies, the potential for which proper notification was given to Client. CGI shall be entitled to appropriate adjustments (pricing, scheduling, etc.) resulting from such delays, errors or inaccuracies. In the event that Client fails to perform its duties in a timely manner and such delays require modifications related to CGI's performance of the Services, then any costs associated therewith shall be the responsibility of Client and CGI shall be entitled to appropriate adjustments resulting from such failure by Client.

 4.5 Maintenance of Documents and Files. During the Term, CGI will maintain appropriate documents and files as required. CGI will not destroy these documents and files without the written permission of Client for a period of at least ten years from the loss or termination date of the applicable policy, or the period specified by the applicable state or federal statute regulating preservation of records, whichever is longer. CGI may, at its discretion, use magnetic, optical, and other types of technology to store such data.

 4.6 commercially Reasonable Efforts. Each Party will use its commercially reasonable efforts to satisfy its respective obligations hereunder.

 4.7 Insurance. During the Term, CGI will maintain errors and omissions insurance under a current and paid up policy, effective as of the Effective Date, issued by an insurer reasonably acceptable to Client, which insurance will have a policy limit of no less than $5,000,000 and a deductible no greater than $500,000. If CGI fails to maintain coverage or incurs a lapse in coverage, Client may purchase tail coverage (at CGI's expense) in the amount set forth herein. CGI will provide a copy of said insurance policy to Client and annually provide to Client a certificate of insurance issued by CGI's carrier. Client will be named as an additional insured to CGI's errors and omissions policy.


                                  ARTICLE 5

                               CONFIDENTIALITY

 5.1 Definitions. For purposes of this Article the following definitions will apply:

   a) "Affiliate" means a company that has a 50% or more ownership interest in another company or a company in which another company has 50% or more ownership interest.

   b) "Client" means Client and its directors, officers, and Representatives, but in no circumstances includes a third party competitor of CGI.

   c) "CGI"   means  CGI,  its   Affiliates,   any  parent   corporation   or
     subsidiaries, directors, officers, and Representatives.

   d) "Confidential Information" means any information, oral or written, whether prepared by the Disclosing Party, its Representatives or otherwise, which is furnished to the Receiving Party or on behalf of the Disclosing Party after the date of this Agreement relating to the contemplated Transaction. Such information includes, but is not limited to, financial information, trade secrets, processes, inventory, formulas, prices, markets, employee lists, salaries, reports, computer files, maps, drawings, specifications, title reports, Client information and lists, vendor sources, development and marketing plans, statistical data, forecasts, marketing strategies, or other commercial, technical, strategic or human resources information, and know how obtained from the foregoing. The term "Confidential Information" does not include: (a) information which is or becomes generally available to the public other than as a result of any unauthorized disclosure or any wrongful acts of the Receiving Party: (b) information which is independently developed by the Receiving Party without the use of Confidential Information from the Disclosing Party; (c) information which is rightfully received from a third party whose disclosure would not violate any confidentiality obligation or breach of any agreement; or (d) information which is approved for release by the Disclosing Party in writing signed by the Disclosing Party specifying the information to be released.

   e) "Disclosing Party" means Client or CGI, as the case may be, with respect to any Confidential Information provided by such party to the other party.

   f) "Receiving Party" means Client or CGI, as the case may be, with respect to any Confidential Information received by such party from the other party.

   g) "Representative" means any employee, agent, attorney, accountant, financial advisor or other person acting on behalf of a party under a contractual relationship in connection with this Agreement.

 5.2  Nondisclosure. The Parties hereby agree as follows:

   a) Use of Information. All Confidential Information will be used solely for the purpose of performing of the Services. In no event will Confidential Information be used by any party or person receiving Confidential Information for business or competitive purposes.

   b) Confidentiality. All Confidential Information will be kept strictly confidential by the Receiving Party and the Receiving Party will restrict disclosure of Confidential Information to only those employees, agents and advisors of the Receiving Party who have a need to know such information for the purpose of performing the Services.

   c) Disclosure to Representatives. Representatives of the Receiving Party shall be informed by the Receiving Party of the confidential nature of such information and the covenant of confidentiality by the Receiving Party hereunder, and they shall be directed by the Receiving Party to treat such information confidentially. Before any disclosure or dissemination of any Confidential Information subject to this Agreement is made to any person, other than an officer, director, or employee of the Receiving Party or its counsel or independent accountant, the person to whom such disclosure is made shall execute a confidentiality and non-disclosure agreement in favor of, and in form acceptable to, the Disclosing Party.

 5.3 No Solicitation. Each Party acknowledges tat the other Party makes a substantial investment in the training and development of its employees and each Party therefore agrees, during the term of this agreement and for a period of twelve (12) months thereafter, not to hire, either directly or indirectly, whether through solicitation or otherwise, any employee of the other Party without the other Party's prior express written consent. Unless each Party provides express written consent, if a Party hires such an employee within 90 days of that employee's employment separation from the former employer, the acquiring Party agrees to compensate the other party in an amount equal to twelve (12) months of that that employee's annual compensation.

 5.4 Required Disclosure. In the event the Receiving Party or its Representatives are requested or required in a judicial, administrative or governmental proceeding to disclose any Confidential Information, the Receiving Party shall cooperate with the Disclosing Party and provide it with prompt notice of any such request so that the Disclosing Party may seek an appropriate protective order and/or waive the Receiving Party's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party or its Representatives are nonetheless, in the opinion of the Receiving Party's attorneys, legally required to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other penalty, the Receiving Party may disclose such information to such tribunal without liability hereunder, provided that the Receiving Party complies with the notice provisions of this paragraph.

 5.5 Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party shall promptly, and in any event upon request by the Disclosing Party, deliver to the Disclosing Party all Confidential Information, including all written and electronically stored copies in a form and by the dates mutually agreed upon. Neither the Disclosing Party nor its Representatives will retain any copies, extracts or other reproductions, in whole or in part, of such Confidential Information except where such Confidential Information is stored by CGI as part of its process of copying data for disaster recovery purposes. At the Disclosing Party's request, all documents, memoranda, notes and other writings prepared by the Receiving Party or its Representatives based on the information in the Confidential Information, or which quote from or summarize any Confidential Information, will be destroyed as soon as reasonably practicable, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

 5.6 Remedies for Breach. The Parties acknowledge that a breach of the covenant of confidentiality contained in this Article 5 will result in irreparable and continuing damage to the Disclosing Party for which there will be no adequate remedy at law. In the event of any breach of the covenant of confidentiality, the Receiving Party agrees that the Disclosing Party shall be entitled to seek and obtain specific performance of the covenants set forth in section 5.2 of this Agreement by the Receiving Party, including, upon making the requisite showing that it is entitled thereto, provisional injunctive relief restraining the Receiving Party from committing such breach, in addition to such other and further relief, including monetary damages, as provided by law.

 5.7  Survival. THE OBLIGATIONS  UNDER THIS ARTICLE  V   WILL CONTINUE  AFTER
   THIS AGREEMENT EXPIRES OR IS TERMINATED.


                                  ARTICLE 6

   TRADE SECRET AND PROPRIETARY RIGHTS

 6.1 No Rights to Software. Notwithstanding CGI's use of its proprietary computer software programs, or other trade secrets, in the performance of the Services, neither this Agreement nor the performance of any Services hereunder will be construed as a grant of a license or any other interest in or to CGI's computer software programs or other trade secrets. Further, this Agreement grants to Client no right to possess or reproduce, or any other interest in, any of the computer software programs or other trade secrets used in the performance of all or any part of the Services or their specifications in any tangible or intangible medium. Client may not mortgage, hypothecate, sell, assign, pledge, lease, transfer, license, sublicense, provide access to, decompile, or reverse engineer any computer software programs or other trade secrets used in the performance of all or any part of the Services, nor allow any person or entity to transmit, copy, reproduce, use, decompile, or reverse engineer any such computer software programs or other trade secrets. In the event Client comes into possession of the computer software programs or other trade secrets used in the performance of all or any part of the Services, Client will immediately notify CGI and return such computer software programs or other trade secrets and all copies of any kind thereof to GUT, unless such possession is authorized in writing by CGI as part of providing the Services.

 6.2 nondisclosure. The Parties acknowledge that the duties related to protection of trade secrets are often more stringent than those for protection of other forms of proprietary information. Other than Client's employees that need access to computer software programs or other trade secrets for the performance of their duties, Client covenants and agrees not to disclose or otherwise make available to any person any computer software programs or trade secrets used in the performance of all or any part of the Services. Client agrees to take all reasonable steps necessary to obligate each of its employees who is given access to such computer software programs or other trade secrets to a level of care sufficient to protect the computer software programs or other trade secrets from unauthorized disclosure, and to comply with all applicable laws and regulations pertaining to protection of trade secrets.

 6.3 Survival. THE OBLIGATION OF CLIENT UNDER THIS ARTICLE WILL CONTIMIE AFTER THIS AGREEMENT EXPIRES ORIS TERMINATED.


                                  ARTICLE 7

                                 TERMINATION

 7.1 Termination of Agreement. This Agreement may be terminated prior to the Expiration Date only as follows:

   a) by written notice from the non-breaching Party upon a material breach by the other Party of its duties or obligations under this Agreement; provided, however, that (i) such breach remains substantially uncured for thirty (30) days after written notice specifying such breach is received by the breaching Party or (ii) with respect to a breach that cannot be reasonably cured within a thirty (30) day period, should the defaulting party fail to proceed within thirty (30) days after written notice specifying the breach to commence curing the breach and thereafter fails to proceed with all reasonable diligence to cure substantially the breach;

   b) by a Party in the event (i) the other Party makes a general assignment for the benefit of creditors, (ii) the other Party files a voluntary petition in bankruptcy or petitions for reorganization or similar arrangement under the bankruptcy laws, (iii) a petition in bankruptcy is filed against the other Party by a third party and such petition is not dismissed within ninety (90) days of its filing date, or (iv) a receiver or trustee is appointed for all or any part of the property and assets of the other Party; or

   c) by Client, upon commission by CGI of fraud, criminal conduct or willful violation of an insurance statute or regulation, if said conduct by CGI has a material adverse effect on Client's ability to engage in business. This paragraph does not apply to conduct by CGI employees who are not acting at the direction of CGI.

   d) In the event CGI commits more than 12 service level non-conforming incidents within a twelve-month period, as described in Section 1B2 of
   Schedule I attached hereto and made a part hereof, whether subsequently cured or not, client may terminate this Agreement upon thirty (30) days written notice to CGI.

 7.2 Procedure upon Expiration or Termination. Upon expiration or termination of this Agreement:

   a. CGI will transfer all data, files, and images to the Client. This transfer will be completed in a format mutually acceptable to the Client and CGI. Client will pay CGI a reasonable fee to be mutually agreed upon based on the effort for CGI to make the transfer unless the termination is for a reason defined in section 7.1 .c. In that situation, there will be no transfer fee.

   b. Client shall be obligated  to pay CGI  all undisputed  amounts due  and
     owing  to  CGI  through  the  date  of  termination  or  expiration   in
     accordance with the Payment terms of this Agreement; and

   c. Such expiration or termination will not in any way limit, restrict or relieve any Party of liability for any breach of this Agreement.

   d. The patties recognize that upon termination of this Agreement, Client may require a continuation of certain services necessary for winding down, running off and/or the smooth transition of business. Such services shall be provided by CGI as an accommodation to Client at a price and level of service to be mutually agreed upon. In the absence of a mutual agreement to the contrary, the accommodation price shall be fixed at the then current monthly minimum policy processing fee set forth in Schedule 1 and the service levels shall remain as set forth in
     Schedule 1. The Parties shall mutually agree upon any services and the fee for such services to affect the transition. The obligation(s) created under this section 7.2 (d) shall survive the termination of this Agreement.

   e. Upon the expiration of this Agreement, CGI agrees to provide a limited use license for the ITG and Lambda systems to Client at no charge to perform claims inquiry and other inquiry functions on policies previously issued on the systems prior to the expiration of this Agreement.


     ARTICLE 8 - REMEDIES AND LIMITATION OF LIABILITY

 8.1 Indemnification of the Parties. Each Party (the "Indemnitor") will indemnify, defend, and hold harmless any other Party (the "Indemnitee") from and against any arbitration award, claim, cost, damage demand, expense, fine, liability, lawsuit, obligation, payment or penalty of any kind or nature whatsoever, including any reasonable attorney's fees and expenses (a "Claim") incurred by the Indemnitee that arises out of or directly relates to the Indemnitor' s performance or breach of this Agreement or any Schedule or Statement of Work attached from time to time hereto and made a part hereof. Upon Indemnitee's request, the Indemnitor will indemnify the Indemnitees' directors, employees, officers, agents, attorneys, representatives and shareholders to the same extent as such Indemnitee. No such person, however, will be a third party beneficiary of the indemnification provision set forth in this Agreement. To the extent that an Indemnitee requests the Indemnitor to indemnify such Party's directors, employees, officers, agents, attorneys, representatives and shareholders, the Indemnitee will cause such persons or entities to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

 8.2 Limitations of Liability.

      (a) The parties hereby agree that except to the extent otherwise covered by Professional or General Liability insurance policies issued to or on behalf of CGI, CGI will only be liable for direct damages, as defined herein, sustained by Client as a result of CGI's breach of this Agreement whether such breach is the result of negligence, gross negligence or willful misconduct in the performance of the services provided in the Agreement and/or any Schedule or Statement of Work attached from time to time hereto and made a part hereof, provided however, that CGI will not be deemed to have been grossly negligent in connection with any action or any failure to take an action, taken at the direction of Client. For the purposes of this Agreement, direct damages are defined as those damages which usually, naturally and necessarily flow from a wrongful act or breach and are of a nature that the mere allegation of breach gives sufficient notice to the breaching party that they will result from that party's breach of this Agreement. Direct damages will include, by way of example only: additional operational expenses, remedial expenses, mitigation expenses, and cover damages.

      (b) In no event, except when covered by liability insurance, shall a party be liable for any consequential, indirect, punitive, exemplary, incidental, multiple or special damages with respect to any breach of this agreement; provided, however, that this subsection will not limit the amount of a Claim for indemnification (as opposed to a Claim for damages) which is based on an amount paid by an Indemnitee to a third party that contains consequential, incidental, punitive, or special damages as a component of such amount paid by the Indemnitee to the third party.

      (c) Notwithstanding subsections (a) and (b) above, CGI's total liability for damages shall not exceed the greater of either the amounts which were paid to CGI during the eighteen (18) month period prior to the event which is subject to the claim or, if 18 monthly payments have not yet been received by CGI, the total amount of those previously received payments plus those anticipated to be made into the future until a total of 18 monthly payments would have been received.

 8.3 Limitation Acknowledgment. Each Party expressly acknowledges that the limitations set forth in this Article represent the express agreement of the Parties with respect to the allocation of risks between the Parties, including the level of risk to be associated with the performance of the Services as related to the amount of payment to be made to CGI for such Services, and each Party fully understand and irrevocably accepts such limitations.

 8.4 Notice of Claim. Any award of damages or indemnification pursuant to this Agreement is conditioned upon the Indemnitor having received full written notice within 3 business days of receipt of the Claim by Indemnitee and the Indemnitee allowing the Indemnitor to fully direct the defense or settlement of such Claim; provided, however, that the failure to receive notice as required in this section relieves the Indemnitor of its obligations under this Article only if the Indemnitor is materially prejudiced by the failure to receive such notice. The Indemnitor will not be responsible for any settlement or compromise made without its consent and such consent shall not be unreasonably withheld or delayed.


                                  ARTICLE 9

                        ARBITRATION AND EQUITABLE REMEDIES

 9.1 Settlement Meeting. The Parties will attempt in good faith to resolve promptly through negotiations any dispute under this Agreement. If any such dispute should arise, the Parties will meet at least once to attempt to resolve the mailer (the "Settlement Meeting"). Any Party may request the other Parties to attend a Settlement Meeting at a mutually agreed time and place within ten days after delivery of a notice of a dispute. The occurrence of a Settlement Meeting with respect to a dispute will be a condition precedent to seeking any arbitration or judicial remedy, provided that if a Party refuses to attend a Settlement Meeting or does not avail itself to a Settlement Meeting within twenty days after delivery of a notice of dispute the other Party may proceed to seek such remedy.

 9.2 Arbitration Proceedings. If the Parties have not resolved a monetary dispute at the Settlement Meeting any Party may submit the matter to arbitration. A panel of three arbitrators will conduct the arbitration proceedings in accordance with the provisions of the Federal Arbitration Act (99 U.S.C. Section 1 et seq.) and the Commercial Arbitration Rules of the American Arbitration Association (AAA) (the "Arbitration Rules"). The decision of a majority of the panel will be the decision of the arbitrators.

 9.3 Arbitration Notice. To submit a monetary dispute to arbitration, a Party shall furnish the other Parties and the AAA with a notice (the "Arbitration Notice") containing (i) the name and address of such Party,
   (ii) the nature of the monetary dispute in reasonable detail, (iii) the Party's intent to commence arbitration proceedings under this Agreement, and (iv) the other information required under the Federal Arbitration Act and the Arbitration Rules.

 9.4 Selection of Arbitrators. Within ten days after delivery of the Arbitration Notice, each Party shall select one arbitrator from the list of the American Arbitration Association's National Panel of Commercial Arbitrators. Within ten days after the selection of the two arbitrators, those two arbitrators will select the third arbitrator from such list and two alternates, and each party shall have one veto, to use at its sole discretion, to disqualify a selected third arbitrator, in which case, the two arbitrators will select from the remaining alternate arbitrators. If the first two arbitrators cannot select a third arbitrator and two alternate arbitrators within such ten day period, the AAA will select such third arbitrator from the list and neither party shall have veto power over such AAA selected third arbitrator. Each arbitrator will be an individual not subject to disqualification under Rule No. 19 of the Arbitration Rules with experience in settling complex litigation involving the insurance industry.

 9.5 Arbitration Final. The arbitration of the matters in controversy and the determination of any amount of damages or indemnification shall be final and binding upon the Parties to the maximum extent permitted by law, provided that any Party may seek any equitable remedy available under law as provided in this Agreement. This agreement to arbitrate is irrevocable.

 9.6 Place of Arbitration. Any arbitration proceedings will be conducted at such location as the Parties may agree. If the parties cannot agree on a mutually acceptable location, the location of the arbitration shall in Fort Worth, Texas. The arbitrators will hold the arbitration proceedings within sixty (60) days after the selection of the third arbitrator.

 9.7 Discovery. During the period beginning with the selection of the third arbitrator and ending upon the conclusion of the arbitration proceedings, the arbitrators will have the authority to permit the Parties to conduct such discovery as the arbitrators consider appropriate.

 9.8 Equitable Remedies. Notwithstanding anything else in this Agreement to the contrary, after the Settlement Meeting a Party will be entitled to seek any equitable remedies available under law. Any such equitable remedies will be in addition to any damages or indemnification rights that such Party may assert in an arbitration proceeding.

 9.9 Judgments. Any arbitration award under this Agreement will be final and binding. Any court having jurisdiction may enter judgment on such arbitration award upon application of a Party.

 9.10 Expenses. If any Party commences arbitration proceedings or court proceedings seeking equitable relief with respect to this Agreement, the prevailing Party in such arbitration proceedings or case may receive as part of any award or judgment reimbursement of such Party s reasonable attorneys' fees and expenses to the extent that the arbitrators or court considers appropriate.

 9.11 Cost of the Arbitration. The arbitrators will assess the costs of the arbitration proceedings, including their fees, to the Parties in such proportions as the arbitrators consider reasonable under the circumstances.

 9.12 Exclusivity of Remedies. To the extent permitted by law the arbitration and judicial remedies set forth in this Article will be the exclusive remedies available to the Parties with respect to any dispute under this Agreement or claim for damages or indemnification under this Agreement.


                                  ARTICLE 10

                                MISCELLANEOUS

 10.1 Amendment. No amendment of this Agreement will be effective unless in writing, signed by the Parties.

 10.2 Counterparts.  This  Agreement  may  be  executed  in  any  number   of
    counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement.

 10.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

 10.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement.

 10.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws, principles or provisions thereof; Each Party submits to the exclusive jurisdiction and venue of the State of Texas.

 10.6 No Assignment. Neither Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party; provided, however, that Client may assign its rights and delegate its duties under this Agreement to an affiliated entity without CGI's consent, but with prior notice to CGI. Any attempted assignment or delegation in violation of the foregoing sentence will be void. Notwithstanding the foregoing, each Party may assign its rights under this Agreement to any third party which acquires (through purchase, merger, reorganization or other combination) all or substantially all of the assets or equity of such Party without the other Party's consent, but with notice to the other Party.

 10.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

 10.8 Public Announcements. The Parties will agree on the terms of any press releases or other public announcements related to this Agreement, and will consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any Party may make a public disclosure if in the opinion of such Party's counsel it is required by law or the rules of any applicable stock exchange or dealer quotation system to make such disclosure. The Parties agree, to the extent practicable, to consult with each other regarding any such public announcement in advance thereof. The Parties may, however, include the other Party and the Party's logos on any serial list of clients and are not prohibited from discussing the general existence of the relationship.

 10.9 Representation by Legal Counsel. Each Party is a sophisticated entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

 10.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

 10.11 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its hefts, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

 10.12 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

 10.13 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

 10.14 Force Majeure. The Parties will not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Services resulting, directly or indirectly, from acts of God, acts of terrorism, civil or military authority, labor disputes, shortages of suitable materials, labor or transportation or any similar cause beyond the reasonable control of the Parties.

 10.15 Attorney's Fees. In the event of any action, arbitration, claim, proceeding or suit between Client and CGI seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, arbitration, claim, proceeding or suit will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

 10.16 Relationship of the Parties. The Parties are independent contractors of one another, and there should be no instance in which they should be construed as partners or joint ventures.

 10.17 Drafting. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision contained in this Agreement will be used when interpreting this Agreement or its provisions.

 10.18 Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.


 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first written above.


 CGI Information Systems & Management Consultants, Inc.

 /s/ Richard Marxen
 --------------------
 Authorized Signature

 Richard Marxen
 ---------------------
 Name

 SVP          10/22/03
 ---------------------
 Title          Date


 Phoenix Indemnity Insurance Company

 /s/ Brookland Davis
 ---------------------
 Authorized Signature

 Brookland Davis
 ---------------------
 Name

 President    10/10/03
 ---------------------
 Title          Date

                  PROCESSING SERVICES AGREEMENT - SCHEDULE 1

                        TECHNOLOGY PROCESSING SERVICES

 This Schedule is an attachment to the Processing Services Agreement, dated December 1, 2003, between Client and CGI. CGI will perform the following services for the Client subject to the provisions to which the Parties have agreed. This Schedule is effective as of December 1, 2003, 12:01 am.

 SECTION 1A
 SERVICES

 The following is a list of services that CGI will perform on behalf of the Client.

 1. Provide project management and Client coordination including status meetings, service level tracking, and work plans.

 2. Host both the AS400 and ITO systems at CGI's data center.

 3. Perform regular server maintenance on all servers located at CGI.

 4. Provide Client access to the system from 7:00 am to 7:00 pm 051 Monday through Friday (excluding holidays) for up to SO concurrent users.

 5. Provide help desk reporting for issues described below from 7:00 AM - 7:00 PM Monday through Friday for the resolution of issues with the services defined within this schedule. The Help Desk will take support calls for the following problems:

   * Communications - response time or inability to connect to the servers, services or applications hosted at CGI.
   * Applications response time, access problems, new access requests or security changes to applications that are hosted at CGI,
   * File/Print Transfer - problems receiving or transmitting data to or from CGI,
   * Cycle Output - reports or deliverables from nightly or monthly cycle processes.
   * Other - problems of any sort that need to be communicated to CGI. Any other requests or questions regarding system availability or access may also be submitted.

 6. Perform nightly data processing services for each business day and a monthly cycle run per a schedule provided by the Client and mutually agreed upon by CGI.

 7. Provide network infrastructure support for services processed at CGI's location, which includes configuration management, security, data communications, remote access option, and maintenance thereof The cost of the communication lines between CGI and any Client locations shall be the responsibility of the Client.

 8. Transmit all system print files to Client for printing.

 9. Execute back-ups of all data located at CGI. Incremental back-ups will be performed after each daily cycle and fill system back-ups will be performed weekly.

 10. Provide offsite storage of back-up tapes created at CGI for disaster recovery purposes.

 11. Provide for disaster recovery for production hardware and sewers located at CGI

 12. Execute current ad hoc reporting of canned SQL queries in place as of the effective date of this agreement.

 13. Prepare a file of agent commission and legal claim payment data for Client to prepare Federal 1099 tax statements.

 14. Submit on Client's behalf Federal 1099 tax statements for non-legal claim payments.

 15. Perform submission of statuary requirements (getting the data from the systems to the stat agent or state DOI).

   NAII Submissions Arizona and New Mexico X-12

   a. Software code changes to the systems prompted by regulatory changes or statistical agent circulars will be billable. All other activities necessary to support the listed reporting will be performed as part of the Services.

   b. Client will forward to CGI, within a commercially reasonable time, not to exceed 10 business days or other mutually agreed to timeframe, notification of stat agent circulars and bulletins to ensure CGI has the necessary time to review and implement any necessary changes prompted by these circulars and bulletins.

   c. Changes or additions to statistical reporting requirements such as additional statistical agents, changing reporting levels or frequency, adding new lines of business or states to the reporting service, adding companies or carriers to the reporting service are not included and will be provided on a time and materials basis.

   d. Client is responsible for bureau affiliation fees, including edit package affiliations. In the event external edit package processing is required, this cost will be passed onto the Client.

   e. CGI will only be liable for fines and assessments if CGI fails to meet submission due dates. Furthermore, CGI will not be liable for fines and assessments if submission due dates are not met because Client does hot respond to data error questions or requests within a commercially reasonable time not to exceed 5 business days or other mutually agreed to timeframe.

 16. The systems are provided on an "as-is" basis. However, CGI will provide application production support fixes for identified, recurring problems as defined below. The following are known, recurring problems that need technical intervention. CGI will correct the related policy problems when they occur and are identified. Support will be provided at the current rate of 20 fixes per week.

   a. Forced Renewals - Policy cancelled prior to a renewal quote being generated if the policy is still in cancel status on the date that the renewal quote is to process and then later the policy is to be reinstated, the renewal quote must be manually built. This is performed in the test environment and then the quote moved up to production.

   b. Deleted Loss Payee - Policies show Loss Payee record with no vehicle record to match. Policy is exported from prod and imported into test. The loss payee data is deleted from the data table and then moved back to production.

   c. Rebuild policies with missing vehicles or coverage records - Must delete the pending cancel transactions that will not process so new transactions can be entered.

   d. Duplicate Vehicle - Policy shows vehicle twice on policy declaration. However, the premium records arc only created for one vehicle. If the policy is later cancelled, the return premium is computed for each vehicle entry resulting in the return premium being greater than the charged premium. Policy is moved into test environment and a renewal is created showing vehicle once on the Dec page. The premium records are corrected to show return premium for only one vehicle. The policy is then moved back to production.

   e. Policy cancelled one day after expiration - Policy cannot be reinstated with the cancellation date being one day after the expiration date. The policy is moved to the test environment, the policy is reinstated and then the expiration date is set back to the original expiration date. The policy is then moved back to production.

   f. Policy Date Fixes - The effective and expiration dates on policies have to be corrected due to lapse in coverage occurring when cash is misapplied.

   g. Backdated manual cancels don't always calculate correctly.

   h. Review and correct policy out-of-balance situations.

 17.  Perform Cycle Support.

   a. Produce daily cancellation report

   b. Provide on-call support to monitor cycle and handle cycle abends or other interruptions.

   c. Review FTC to AS/400 claims data replication reports to verify all information gets processed

   d. Check quotes if no policies are on the MVR reports

   e. Check month-end error reports, which could result in fixing policies of adding zip codes to AS/400 tables.

 18. Provide document reprints - The policies need to be pulled into a test environment to process another cycle to re-produce a document.

   a. For Claims Personnel - This is the vast majority of the reprints.
      1. Cancellation Notices
      2. Declaration Pages

   b. For Other Personnel
      1.   Cancellation Notices
      2.   Declaration Pages
      3.   Non-renewal Notices
      4.   SR22s, where available

 19. The applications are provided in "as-is" condition. Other than the services defined in this document any work requested to support the application will be on a time and materials basis. This includes any system enhancements, root cause fixes, or data corrections not defined within.

 20. All requested rate changes shall be performed on a time and materials basis.


 SECTION lB
 SERVICE LEVELS

 The following is a list of service levels that CGI and the Client will use to jointly measure the effectiveness of the services.

 1. High level time and cost estimates for Client requiring system program modifications will be completed within 10 working days after written request.

 2. The services that are hosted/supported by CGI will be available M-F 7:00 am to 7:00 pm (excluding Holidays) central time. Any one or all of these service categories may become unavailable from time to time. However, such unavailability shall not constitute a service performance breach provided that the unavailability does not exceed ally one of the following service level nonconforming incidents:

   a. more than 1 consecutive business day
   b. more than 3 business days within a 12 month period
   c. more than 3 four hour outages in the same calendar month.

   Each service level non-conforming incident will be documented by the Client and reported to CGI in writing. Once 5 service level non-conforming incidents have been reached in a twelve month period, each subsequent service level non-conforming incident will result in a credit to Client in the amount equal to 1% of the current months' service fees,

   Client recognizes that CCL may need to make systems unavailable for maintenance from time to time. When this occurs and CGI provides Client with notice in a reasonable timeframe not to exceed 48 hours or other mutually agreed upon timeframe, this will not be considered a service level non-conforming incident and will not be subject to a fee penalty.

   Client and CGI agree that certain events maybe beyond CGI's reasonable control. If such an event occurs, CGI and Client agreed that the interruption of service caused by such event shall not be considered a service level non-conforming incident.

   Services this clause applies to:

     Policy Processing: includes rating, quoting, policy issuance, forms generation, and endorsement processing.

     Claims Processing: includes logging, adjusting, claims payments, and closing claims.

     Premium Billing: includes generating billings, accepting payments, and generating accounts receivable.

     Reporting: includes providing access to systems databases for the purpose of report development and processing and producing reports as agreed upon by Client and CGI.

     Network Access: includes access to all network accessible files, databases and printers.

     Security: includes local area network security and appropriate internet firewall management to prevent access to Client systems or data by unauthorized users or introduction of viruses from reasonably preventable attacks.

     Remote Access: provides remote access to users as agreed to by Client and CGI.

 3. The average system response time between entry screens within the system will be less than three seconds as measured at CGI site. CGI will run Packeteer software to monitor performance. The software will measure daily performance. Any day where performance does not average less than three seconds for the system entry screens will be deemed a service level non-conforming incident, If this occurs snore than S times in a 12-month period each subsequent occurrence will constitute a service level non-conforming incident and will be subject to the same fee penalty listed in item 2 above.

 4. During the hours of Help Desk Coverage, phone calls will be answered within five minutes and c-mails will be responded to within an hour, 95% of the time.

 5. Rate changes involving table changes only will be programmed and tested within 20 business days after Client provides the required documentation. Code/algorithm changes will be handled via a Statement of Work.

 6. Commission and claim data required for 1099 reporting will be available within 10 business days after the end of the year.

 7. 95% of daily reports defined by a specific list provided to CGI by Client will be distributed before 10:00 CST.

 8. All month end reports and files defined by a specific list provided to CGI by Client will be completed and available for retrieval within the timeframe specified on the list.


 SECTION 1C
 SERVICE FEES

 1.  CGI will perform the services listed above for the following fee:

 Basic Fee

   a. Beginning December 2003, the fee shall be $48,000 per month during each month that six month term new or renewal policies are processed that have policy inception dates during a current billing month or an inception date subsequent to the current billing month.

   b. Beginning with the first month that zero new or renewal six month term policies are issued with policy inception dates in the current billing month or a month subsequent to the current billing month, the fee shall be $30,000 per month until the month ending December 31, 2004.

   c. Beginning January 2005, the fee shall be $15,000 per month until the month ending June 30, 2005.

 Supplemental Fees

   d. In the event new or renewal six month term policies are issued with a policy effective dates on or after October 1, 2004, an additional monthly fee of S 15,000 shall apply during each month beginning January 2005, and shall continue to apply in each subsequent month until zero in-force six month policies exist on the system.

   e. If zero new or renewal six month policies are issued after October 1, 2004, with policy effective dates on, or after October 1, 2004, an additional monthly fee of $5,000 shall apply during each month beginning January 2005, and shall continue to apply in each subsequent month until zero in-force six month policies exist on the system.

   f. In the event monthly renewal policies with effective dates on or after January 1, 2005, continue to be issued on the system, an additional fee of $15,000 shall apply until zero renewal policies are issued.
   g. In no event shall the combination of basic fee and supplemental fees exceed $48,000 per month.

   This pricing is based on the following assumptions:

   * The book is no greater than $25 million

   * Business is limited to policy processing business in the current states of Arizona, Idaho, and New Mexico, and claims processing business in all states where Client previously conducted business.

 2. The monthly fee and the rate for time and materials may be changed effective as of each anniversary date of the Effective Date during the existence of the agreement by the percentage increase in the United States Consumer Price index for all Urban Users (CPI-U) published by the United States Bureau of Labor Statistics, for the immediately preceding calendar year.

 3. Any support hours requested beyond the scope of the Services defined in this Schedule will be billed at $95 per hour.


 IN WITNESS WHEREOF, the parties hereto have caused this Schedule to the Processing Services Agreement to be executed in duplicate by their duly authorized representatives.


 CGI Information Systems & Management Consultants, Inc.

 /s/ Richard Marxen
 --------------------
 Authorized Signature

 Richard Marxen
 ---------------------
 Name

 SVP          10/22/03
 ---------------------
 Title          Date


 Phoenix Indemnity Insurance Company

 /s/ Brookland Davis
 ---------------------
 Authorized Signature

 Brookland Davis
 ---------------------
 Name

 President    10/10/03
 ---------------------
 Title          Date